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                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, DC  20549



                               FORM 8-K


                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

                    Date of Report: April 16, 1999


                        JWGenesis Financial Corp.
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          (Exact name of Registrant as Specified in Charter)


              Florida                 001-14205          65-0811010
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  (State or other Jurisdiction of  (Commission File    (IRS Employer
  Incorporation or  Organization)      Number)      Identification No.)


           980 North Federal Highway,Suite 210
                 Boca Raton, Florida                     33432
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           (Address of Principal Executive             (Zip Code)
                       Offices)


   Registrant's telephone number, including area code: (561) 338-2600


                               Not Applicable
     -------------------------------------------------------------
     (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.   OTHER EVENTS

     On April 16, 1999, JWGenesis Financial Corp. (the "Company"), its wholly owned subsidiary JWGenesis Financial Services, Inc. ("JWGFS"), and JW Genesis Clearing Corp., a wholly owned subsidiary of JWGFS ("JWG Clearing"), entered into a Stock Purchase Agreement with Fiserv, Inc. ("Fiserv") and its wholly owned subsidiary Fiserv Clearing, Inc. ("Fiserv Clearing") for the sale of all of the issued and outstanding capital stock of JWG Clearing to Fiserv Clearing for approximately $58 million in cash. JWG Clearing functions primarily as the Company's securities clearing, execution, and back office services unit, and only those operations will comprise JWG Clearing at the time the sale is consummated.

     In connection with the sale, (i) the Company and JWGFS will enter into a Transition Services Agreement pursuant to which, following the sale, they will continue to provide certain assistance and services to JWG Clearing and Fiserv Clearing, and will permit JWG Clearing and
Fiserv Clearing to use certain facilities during a transition period for a monthly fee approximating the Company's costs; (ii) the Company and JWGFS will agree not to compete for ten years in the securities clearing and execution business and not to solicit personnel of JWG
Clearing or Fiserv and its affiliates; and (iii) the Company and JWGFS will agree, subject to certain limitations and exclusions (primarily related to the Company's independent contractor registered representatives, possible future acquisitions, and a one-year phase-in period), to use and cause their subsidiaries and affiliates to use the clearing services of designated Fiserv affiliates for at least 90% of their securities brokerage transactions, and, in the case of the Company's independent contractor registered representatives, to impose a surcharge on certain such transactions that are not cleared through a Fiserv affiliate, during the 10-year period following the sale. The Company and its affiliates will have the right, however, to be released from the above obligations to use Fiserv affiliates or to impose a surcharge by repaying a portion of the sales price based on a prescribed formula that takes into account the price paid in the sale and the amount of clearing services business then being generated by the Company or its affiliate seeking the release.

     As a result of the sale and the above agreements, the Company will cease providing clearing services, both to third party correspondents
(such as broker dealers, banks, and other financial institutions) and for its own securities brokerage transactions. In deciding to proceed with the sale and to cease providing clearing services, management concluded that for the Company to remain competitive in the clearing services business would require (i) large capital expenditures and resource concentration to maintain the technology and infrastructure necessary to service the securities clearing requirements of the more desirable clients, (ii) higher levels of capital to satisfy increasing regulatory capital requirements resulting from margin transactions in certain securities that experience rapid increases in trading prices, and (iii) a significant amount of management time and other Company resources to meet the challenge of increasing competition in the securities clearing business, including from firms with substantially greater financial resources. In addition, the Company's future profit margins on its clearing business would likely decline as competitive pricing pressures increase.

     While the Company's clearing services operations have been profitable historically, management believes the sale of JWG Clearing in these circumstances is in the long-term best interests of the Company. Not only is the impact on the Company's future profitability from its remaining overall operations not expected to be material, but the net proceeds from the sale, which are estimated to be approximately $40 million after tax, will provide a substantial infusion of capital that can be used to fund expanded levels of operations in the Company's other business units.
The interim reinvestment of such net proceeds, pending longer term capital applications, will also offset in part earnings that might have continued to be realized from the Company's clearing service business before the factors described above began to significantly erode such earnings. Most importantly, however, the sale will permit the Company to focus more management time and other resources on its retail brokerage and investment banking businesses, as well as to use the newly available capital to pursue possible new opportunities that management believes have greater potential to enhance value for all shareholders.

     The sale and related transactions described above have been approved by the Board of Directors of the Company, and no further corporate approvals by the Company are necessary. Subject to certain regulatory approvals and customary conditions to closing, the sale is expected to close May 31, 1999 or shortly thereafter. A copy of the Stock Purchase Agreement is included herewith as Exhibit 2.1. Such
Exhibit is incorporated by reference into this Item 5 and the foregoing description is qualified in its entirety by reference to such Exhibit.

     Certain statements included in this Form 8-K, including without limitation statements containing the words "believes," "anticipates," "intends," "expects" and words of similar import, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: the impact of general economic conditions on the capital markets; changes in or amendments to regulatory authorities' capital requirements or other regulations applicable to the Company or its subsidiaries; fluctuations in interest rates; increased levels of competition; and other factors referred to in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, under "Item 1. Business - Certain Matters Regarding Forward Looking Statements," which is incorporated herein by this reference. Given such uncertainties, undue reliance should not be placed on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
          EXHIBITS.

     (a)  Not Applicable

     (b)  Not Applicable

     (c)  Exhibits

          2.1 Stock Purchase Agreement dated April 16, 1999, by and among the Company, JWGFS, JWGenesis Clearing, Fiserv, and Fiserv Clearing.
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     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                             JWGENESIS FINANCIAL CORP.



                             By:  /s/ Joel E. Marks
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                                  Joel E. Marks
                                  Vice Chairman and Chief Operating Officer

Dated:  April 30, 1999